EXHIBIT 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the references to our firm and the use of our reports effective December 31, 2006; December 31, 2005; and December 31, 2004, in the Double Eagle Petroleum Co. Annual Report on Form 10-K for the year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission on or about March 30, 2007.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ Frederic D. Sewell, P.E. Frederic D. Sewell, P.E. Chairman and Chief Executive Officer

Dallas, Texas March 29, 2007